UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015

DTS8 COFFEE COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangqiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events.

On May 5, 2015, DTS8 Coffee Company, Ltd (the “Company” or “DTS8”) issued a press release announcing that it will relocate its corporate head office from Shanghai, China to Vancouver, British Columbia, Canada, and plans to be fully operational August 1, 2015.  The sales office in Shanghai and the roasting facility in Huzhou will be unaffected.  The relocation will strengthen DTS8 by hedging the country risk associated with doing business exclusively in China. It will allow DTS8 to pursue new revenue opportunities in the North American green bean coffee market.

Mr. Alex Liang, Chairman of DTS8, said “DTS8 plans to expand its footprint with a steady flow of roasted and green bean coffee products targeted at the growing North American gourmet coffee market and allowing us to be well-positioned  for future growth opportunities in China and North America.”

Mr. Alex Liang , added “this relocation is focused on implementing necessary measures with a view towards improving our operations in China, increasing revenues for the benefit of  our shareholders, and to minimize the  negative perceptions associated with  being a  solely China based company.“

A copy of the press release is attached as Exhibit 99.1, and incorporated by reference to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 5, 2015, of DTS8 Coffee Company, Ltd entitled “DTS8 Coffee to relocate head office to Vancouver, Canada”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015

DTS8 Coffee Company, Ltd.

(Registrant)

/s/ Sean Tan

Sean Tan

President  & Chief Executive Officer